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                                                                     Exhibit 8.1


December 4, 2006


Teekay Offshore Partners L.P.
Teekay Offshore GP L.L.C.
Bayside House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59212
Nassau, Commonwealth of the Bahamas

RE:      REGISTRATION STATEMENT ON FORM F-1

Ladies and Gentlemen:

         We have acted as counsel for Teekay Offshore Partners L.P., a Republic of the Marshall Islands limited partnership (the "Partnership"), and Teekay Offshore GP L.L.C., a Republic of the Marshall Islands limited liability company (the "General Partner"), in connection with the issuance and sale of common units representing limited partner interests in the Partnership (the "Offering"). This opinion is being delivered in connection with the Registration Statement on Form F-1 relating to the Offering (the "Registration Statement") filed with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), to which this opinion appears as an exhibit.

         You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective unitholders. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Registration Statement, (ii) that certain First Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P., as set forth in Appendix A of the Registration Statement, entered into by and between the General Partner, as the general partner, and the Teekay Shipping Corporation, a Republic of The Marshall Islands corporation ("TSC"), as the organizational limited partner, together with any other persons who become partners (the "Partnership Agreement"), (iii) the certificate of the Partnership, the General Partner, TSC and certain affiliates of TSC ("Tax Certificate"), and (iv) such other documents, certificates, records and factual representations made by the Partnership as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matters set forth in any of the foregoing.

         In addition, we have assumed, with your permission, (i) that the Partnership will operate in full compliance with the terms of the Partnership Agreement without waiver or breach of any material provision thereof, (ii) that the statements concerning the Partnership and its operations contained in the Registration Statement, and the representations made by the Partnership, the General Partner, TSC, and certain affiliates of TSC in the Tax Certificate, are true, correct and complete and will remain true, correct and complete at all relevant times, (iii) the authenticity of the original documents submitted to use, the conformity to the originals of documents submitted to use as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a



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Teekay Offshore Partners L.P.
Teekay Offshore GP L.L.C.
December 4, 2006
Page 2


prerequisite to the effectiveness thereof and (iv) that any representation or statement made in the Tax Certificate with the qualification "to the knowledge of" or "based on the belief of" the Partnership, the General Partner, TSC or certain affiliates of TSC or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

         Based upon the foregoing and subject to the limitations, qualifications, assumptions and caveats set forth herein, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations."

         This opinion addresses only the matters of the United States federal income taxation specifically described under the heading "Material U.S. Federal Income Tax Considerations" in the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may result form the Offering or any other transaction undertaken in connection with or in contemplation of thereof.

         We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Material U.S. Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,



/s/ Perkins Coie LLP
Perkins Coie LLP